EXHIBIT 10.16

AGREEMENT OF SUBLEASE, dated as of the              day of November, 2003, by and between HARRISON & STAR, INC. D/B/A HYPHEN SOLUTIONS, having offices c/o Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022 (“Sublessor”), and NPS PHARMACEUTICALS, INC., a Delaware corporation, having offices at 420 Chipeta Way, Salt Lake City, Utah 84108 (“Sublessee”).

W I T N E S S E T H:

WHEREAS, Sublessor is a tenant of the entire third floor and a portion of the second floor (the “Premises”) in the building known as Morris Corporate Center I, 300 Interpace Parkway, Parsippany, New Jersey (the “Building”), and Sublessee is desirous of subletting a portion of the Premises consisting of the entirety of the 3rd floor of the Building (the “demised premises”) from Sublessor upon the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the rental payments to be made hereunder by Sublessee to Sublessor and the mutual terms, covenants, conditions, provisions and agreements hereinafter set forth, Sublessor does hereby sublet to Sublessee and Sublessee does hereby take and hire from Sublessor, the demised premises.

This Sublease shall be expressly subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in that certain Agreement of Lease dated as of June 17, 1997, as amended by that certain First Amendment to Lease dated as of September 30, 1997, that certain Second Amendment to Lease dated as of December 31, 1997 and by that certain Third Amendment to Lease dated as of January 21, 1998 entered into between Morris Corporate Center, L.L.C., as landlord (“Underlying Landlord”), and Sublessor, as tenant therein (which lease, as amended, is hereinafter referred to as the “Underlying Lease”). A true copy of the Underlying Lease, with certain of the Excluded Provisions (as hereinafter defined) deleted or redacted, has been delivered to, and reviewed by, Sublessee and is annexed hereto and made a part hereof as Exhibit A. The provisions of the Underlying Lease are specifically incorporated herein by reference, except such terms, covenants, conditions, provisions and agreements as are specifically inconsistent with the terms hereof or are expressly set forth in Paragraph 20 below (the “Excluded Provisions”) and except that all references therein to “Landlord” shall mean Underlying Landlord, all references therein to “Tenant” shall mean Sublessee, all references to “Demised/Leased Premises” shall mean demised premises, and all references to “this Lease” shall mean this Sublease.

1. Term. The term of this Sublease shall commence (the “Commencement Date”) on the later to occur of (a) December 1, 2003 and (b) the date that the Underlying Landlord shall consent hereto in writing and shall end on September 29, 2007 (the “Expiration Date”). Notwithstanding anything to the contrary contained herein, this Sublease is contingent upon Sublessee receiving a Business Employment Incentive Program grant (the “BEIP Grant”) from the State of New Jersey no later than December 31, 2003 (the “Outside Date”), time being of the essence with respect thereto. In the event such approval is not secured by that date and such failure is not caused by any act or omission on the part of Sublessee or anyone claiming by, under or through Sublessee, then either Sublessor or Sublessee shall have the right to cancel this Sublease by giving written notice of cancellation to the other party within ten (10) days of the Outside Date, time being of the essence with respect thereto. If either Sublessor or Sublessee timely delivers the aforesaid cancellation notice, this Sublease shall terminate five (5) days after the date of such notice, unless Sublessee receives the BEIP Grant within such five (5) day period, in which case the cancellation notice shall be void and this Sublease shall continue in full force and effect. Failure by either party to exercise such right to cancel this Sublease within such ten (10) day period shall constitute a waiver of such right, time being of the essence with respect thereto.

2. Fixed Rent. A. Sublessee shall pay to Sublessor, during the term of this Sublease, the annual rental (“fixed rent”), which shall be inclusive of Sublessee’s electric charges, of: commencing on the Commencement Date and continuing through and including the Expiration Date, at the rate of Five Hundred Five Thousand Seven Hundred Sixty One Dollars ($505,761.00) per annum payable in equal monthly installments of $42,146.75. Each monthly installment of fixed rent shall be paid on the first day of each and every calendar month during the term, except the first full monthly installment of fixed rent shall be paid upon execution of this Sublease. The fixed rent for any month of the term of this Sublease which does not begin or end on the first or last day of a calendar month shall be prorated on a daily basis in accordance with the fixed rent due for the calendar month. Since the installment for the first full month’s fixed rent is being paid by Sublessee upon the execution of this Sublease regardless of whether the term shall have commenced on the first day of a calendar month, any adjustment to which Sublessee is entitled on account of the immediately preceding sentence shall be made to the monthly installment of fixed rent due on the first day of the calendar month next following the month in which the Commencement Date occurs. All fixed rent, additional rent and other sums and charges due to Sublessor under this Sublease shall be paid by Sublessee at the office of Sublessor set forth above, or at such other place as Sublessor may designate, without any notice, setoff or deduction whatsoever. Sublessee’s obligation to make such payments shall survive the Expiration Date or sooner termination of this Sublease.

B. All other costs and expenses which Sublessee assumes or agrees to pay pursuant to this Sublease shall be deemed additional rent and, in the event of non-payment, Sublessor shall have all the rights and remedies herein provided for in case of non-payment of base rent and additional rent as per Section 1.5 of the Underlying Lease. The payment of any late charge shall be in addition to all other rights and remedies available to Sublessor in the case of non-payment of fixed rent.

C. In the event Sublessor incurs any costs or expenses with respect to the demised premises and which are directly attributable to services or utilities furnished to the demised premises at the request of or on behalf of Sublessee or attributable to repairs made in the demised premises at the request of or on behalf of Sublessee, whether they are considered additional rent under the Lease or not, then Sublessee shall pay Sublessor upon demand the amount of such costs and expenses incurred by Sublessor.

3. Electricity Charge. Sublessee’s annual electrical charges of $79,857.00 are included in the fixed rent. Sublessor shall not be liable in any way to Sublessee for any failure or defect in supply or character of electric current furnished to the demised premises. Sublessee covenants and agrees that, at all times, its connected electrical load shall not cause a default under the Underlying Lease. Any sums due and payable to Sublessor under this paragraph shall be deemed to be, and collectible as, additional rent. In no event shall the charge payable by Sublessee for electrical charges for the demised premises be less than $79,857.00 per annum.

4. Additional Rent. Sublessee shall pay to Sublessor, as additional rent, 50% of all amounts payable by Sublessor to Underlying Landlord pursuant to Article 5 of the Underlying Lease, which are applicable to the term of this Sublease, except that for purposes of determining the amounts payable by Sublessee pursuant to this paragraph, the Base Year shall mean calendar year 2004. The additional rent payable by Sublessee shall be paid to Sublessor in the manner and five (5) days before each such date as Sublessor shall be required to pay its corresponding share of such additional rent pursuant to the Underlying Lease. Payments for the first and last years of the term hereof shall be equitably prorated. In the event that the demised premises increase or decrease during the term of this Sublease or the premises demised pursuant to the Underlying Lease increase or decrease, then Sublessee’s proportionate share of amounts payable pursuant to this paragraph shall be equitably adjusted.

5. Use. Sublessee shall use the demised premises only for the uses specified in the Underlying Lease. Sublessee shall use and occupy the demised premises in a manner consistent with the terms of the Underlying Lease.

6. Compliance with Underlying Lease. Sublessee covenants and agrees to observe and perform all of the terms, covenants, conditions, provisions and agreements to be performed by Sublessor, as tenant pursuant to the Underlying Lease, except for any Excluded Provisions, and further covenants and agrees not to do or suffer or permit anything to be done which would violate the Underlying Lease or result in a default under or cause the Underlying Lease to be terminated. All grace periods specified in the Underlying Lease shall, for purposes of determining compliance by Sublessee with the provisions hereof, be each reduced by five (5) days.

7. Non-Liability, Indemnity. Sublessee shall and hereby does indemnify, defend and hold Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) asserted against, imposed upon or incurred by Sublessor by reason of (a) any violation caused, suffered or permitted by Sublessee, its agents, contractors, servants, licensees, employees or invitees, of any of the terms, covenants, conditions, provisions or agreements of the Underlying Lease, (b) any damage or injury to persons or property occurring upon or in connection with the use or occupancy of the demised premises by Sublessee or anyone claiming by, under or through Sublessee, (c) the use or maintenance of the demised premises or any business therein or any work or thing whatsoever done, or any condition created in or about the demised premises during the term (or any time prior to the Commencement Date that Sublessee may have been given access to the demised premises), (d) any negligent or otherwise wrongful act or omission of Sublessee or any of its agents, contractors, servants, licensees, employees or invitees, (e) any failure of Sublessee to perform or comply with all of the provisions of this Sublease hereof that are applicable to Sublessee, and (f) any obligation Sublessor may have to indemnify Underlying Landlord under the Underlying Lease, to the extent related to the use of the demised premises by Sublessee or anyone claiming by, under or through Sublessee. Neither Sublessor nor any agent, contractor, servant, licensee, employee or invitee of Sublessor shall be liable to Sublessee for any death of or injury or damage to Sublessee or any other person or for any damage to or loss (by theft or otherwise) of any property of Sublessee or any other person, except to the extent caused by or due to the gross negligence or willful act of Sublessor. In case any action or proceeding be brought against Sublessor or any agent, contractor, servant, licensee, employee or invitee of Sublessor by reason of any of the foregoing, Sublessee, upon notice from Sublessor, shall defend such action or proceeding by counsel chosen by Sublessee, who shall be reasonably satisfactory to Sublessor. Sublessee or its counsel shall keep Sublessor fully apprised at all times of the status of such defense and shall not settle same without the written consent of Sublessor, which consent shall not be unreasonably withheld.

8. Performance by Underlying Landlord. Sublessor does not assume any obligation to perform the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on the part of Underlying Landlord to be performed. In the event Underlying Landlord shall fail to perform any of the terms, covenants, conditions, provisions and agreements contained in the Underlying Lease on its part to be performed, Sublessor shall be under no obligation or liability whatsoever to Sublessee. Sublessor shall cooperate with Sublessee, at no cost to Sublessor, in seeking to obtain the performance of Underlying Landlord under the Underlying Lease. Sublessee shall not be allowed any abatement or diminution of fixed rent or additional rent under this Sublease because of Underlying Landlord’s failure to perform any of its obligations under the Underlying Lease. Notwithstanding the foregoing, in the event that Sublessor receives an abatement or diminution of fixed rent or additional rent from Underlying Landlord that relates to the demised premises and the term of this Sublease, Sublessee shall be entitled to an abatement or diminution of fixed rent or additional rent equal to the amount thereof.

9. Repairs: cleaning. Sublessee shall take good care of the demised premises and shall assume the entire responsibility for cleaning and janitorial services and for repairs which may be required under the Underlying Lease or as otherwise necessary during the term of this Sublease, excepting only those services and repairs, if any, which Underlying Landlord may be obligated to provide and to make under the terms, covenants, conditions, provisions and agreements of the Underlying Lease.

10. Alterations. Sublessee shall not make any changes, alterations, additions or improvements to the demised premises without first obtaining the written consent of the Underlying Landlord and Sublessor. Sublessor’s consent shall not be unreasonably withheld if the written consent of the Underlying Landlord is first obtained and no restoration is required of Sublessor pursuant to the Underlying Lease on the Expiration Date. Simultaneously with the submission of documents regarding alterations to the Underlying Landlord, Sublessee shall send copies of all such documents regarding alterations to Sublessor. Sublessee shall pay all costs and expenses relating to any changes, alterations, additions or improvements and shall cause same to be completed in accordance with law and the terms, covenants, conditions, provisions and agreements of the Underlying Lease. Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from any and all loss, cost, and expense (including, without limitation, reasonable attorneys fees) incurred by Sublessor as a result of Sublessee’s failure to comply with the aforesaid terms, covenants, conditions, provisions or agreements.

11. Initial Occupancy. Sublessee represents that it has inspected the demised premises and agrees to take the same in their present condition, and Sublessee acknowledges that no representations with respect to the condition thereof have been made. Any work required by Sublessee to prepare the demised premises for its occupancy shall be made and paid for by Sublessee and shall be subject to all of the terms, covenants, conditions, provisions and agreements set forth in the Underlying Lease.

12. Assignment and Subletting. (a) Sublessee shall not assign this Sublease or sublet the demised premises or otherwise transfer, mortgage or encumber this Sublease, the demised premises or any part thereof or permit the use thereof without first complying with the provisions of the Underlying Lease and obtaining Sublessor’s consent thereto. Sublessor’s consent shall not be unreasonably withheld if the written consent of the Underlying Landlord is first obtained. Sublessor shall not be required to consent to any such assignment or further subletting if Sublessee is then in default under the Sublease or if such further subletting or assignment would cause Sublessor to be in default under the Underlying Lease. No such consent shall relieve Sublessee from the obligation to seek consent to a further subletting or assignment, and Sublessor may withhold its consent to same in its sole and absolute discretion. Copies of all materials required by the Underlying Lease shall be delivered simultaneously to Sublessor, together with Sublessee’s request for consent. No Sublessor consent to an assignment of this Sublease or a sublease of all or a portion of the demised premises shall be deemed to be a release of Sublessee from the performance of Sublessee’s covenants hereunder, and in all such cases Sublessee shall remain fully liable for its obligations under this Sublease. If Underlying Landlord and Sublessor shall give their consent to any assignment of this Sublease or any subsublease, Sublessee shall, in consideration therefor, pay to Sublessor, as additional rent:

(i) In the case of an assignment, an amount equal to 50% of all sums and other consideration paid to Sublessee by the assignee for or by reason of such assignment.

(ii) In the case of a subsublease, 50% of any rents, additional rents or other consideration payable under the subsublease or otherwise to Sublessee by the subsubtenant which are in excess of the fixed annual rent and additional rent accruing during the term of this Sublease in respect of the subsubleased space (at the rate per square foot payable by Sublessee hereunder) pursuant to the terms hereof.

The sums payable under this paragraph shall be paid to Sublessor as and when paid by the assignee or by the subsubtenant, as the case may be.

(b) Notwithstanding anything to the contrary contained herein, Sublessee may, without Sublessor’s prior written consent, but upon prior written notice to Sublessor (and provided further that Sublessee obtains Underlying Landlord’s consent pursuant to the terms and provisions of the Underlying Lease) assign this Sublease or subsublease all or a portion of the demised premises to an entity controlled by, under common control with or controlling Sublessee, subject, however, to compliance with Sublessee’s obligations under this Sublease and provided further that Sublessee shall not be in default in the performance of any of its obligations under this Sublease beyond any applicable notice and cure period. . For the purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the ownership interests of the corporation or other business entity in question. Neither such subletting or assignment shall relieve, release, impair or discharge any of Sublessee’s obligations hereunder (it being understood and agreed that Sublessee shall continue to remain liable for the performance of all obligations under this Sublease, including, without limitation, the payment of fixed rent and additional rent due hereunder throughout the term of this Sublease).

(c) If this Sublease be assigned, or if the demised premises or any portion thereof be underlet or occupied by anybody other than Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Sublessee from the further performance by Sublessee of the covenants on the part of Sublessee herein contained.

13. Insurance. A. During the term of this Sublease, Sublessee, at its sole cost and expense, shall provide and maintain comprehensive public liability and property damage insurance in conformity with the provisions of the Underlying Lease which shall include, without limitation, coverage of replacement value of any and all now or hereafter existing leasehold improvements, which replacement value coverage shall, as of the Commencement Date, be in the amount of 1,000,000.00. Sublessee shall cause Sublessor and Underlying Landlord to be included as additional insureds in said policy or policies which shall contain provisions, if and to the extent available, that it or they will not be cancellable except upon at least twenty (20) days prior notice to all insureds and additional insured and that the act or omission of one insured or additional insured will not invalidate the policy as to the other insureds. Sublessee shall furnish to Sublessor reasonably satisfactory evidence that such insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter.

B. Sublessee shall include in all of its insurance policies a waiver of the insurer’s right of subrogation against Underlying Landlord, Sublessor and others required by the Underlying Lease, if any. If such waiver shall not be, or shall cease to be, obtainable (a) without additional charge, or (b) at all, then Sublessee shall so notify Sublessor promptly after learning thereof. In case such waiver can only be obtained at additional charge, if Sublessor shall so elect and shall pay the insurer’s additional charge therefor, such waiver, agreement or permission shall be included in the policy. Provided that Sublessee’s right of full recovery under the aforesaid policy or policies are not adversely affected or prejudiced thereby, Sublessee hereby waives any and all right of recovery it might otherwise have against Underlying Landlord, Sublessor and others, if any, required by the Underlying Lease, their respective agents, contractors, servants, licensees, employees and invitees, for loss or damage to Sublessee’s property, notwithstanding that such loss or damage may result from the negligence or fault of Underlying Landlord, Sublessor or such others as aforementioned, or their respective agents, contractors, servants, licensees, employees or invitees. If, notwithstanding the recovery of insurance proceeds by Sublessee for loss, damage or destruction of its property, Sublessor is liable to Sublessee with respect to such loss, damage or destruction or is obligated under this Sublease to make replacement, repair or restoration or payment for such loss, damage or destruction then, provided Sublessee’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of Sublessee’s insurance against such loss, damage or destruction shall be offset against Sublessor’s liability to Sublessee therefor, or shall be made available to Sublessor to pay for replacement, repair or restoration, as the case may be.

14. Default. In the event Sublessee defaults in the performance of any of the terms, covenants, conditions, provisions and agreements of this Sublease or of the Underlying Lease, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law and also any and all of the rights and remedies specifically provided for in the Underlying Lease, which are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the Underlying Lease rights and remedies are given to Underlying Landlord, the same shall be deemed to refer to Sublessor.

15. Sublease Consent. This Sublease shall become fully effective only if the written consent hereto of Underlying Landlord is obtained. If such written consent is not obtained within thirty (30) days of the date hereof, then, at Sublessor’s option, this Sublease shall be automatically void and of no force or effect and Sublessor shall return to Sublessee the first month’s rent and the security deposit, and thereupon neither party shall have any further obligation to the other.

16. Notice. Any notice to be given under this Sublease shall be in writing and shall be sent by registered or certified mail, return receipt requested, by nationally-recognized overnight courier or by hand (against receipt therefor), addressed to (i) Sublessor at its address herein stated, Attention: CFO, with a copy of the same to Omnicom Group Inc., 437 Madison Avenue, New York, New York 10022, Attention: Legal Department, and (ii) Sublessee at its address herein stated prior to the Commencement Date and at the demised premises after the Commencement Date, Attention: Legal Department. Each party shall have the right to change, by notice in writing, the address to which such party’s notice is to be sent. Any notice to be given by Sublessor may be given by the attorneys for Sublessor. Notices shall be deemed given upon receipt or refusal thereof.

17. Quiet Enjoyment. Sublessor covenants that Sublessee, on paying the fixed rent and additional rent and performing all the terms, covenants, conditions, provisions and agreements aforesaid, shall and may peacefully and quietly have, hold and enjoy the demised premises for the term aforesaid, free from any interference or hindrance by Sublessor, but subject to the exceptions, reservations and conditions hereof.

18. Surrender of demised premises. On the date upon which the term hereof shall expire and come to an end, whether on the Expiration Date, by lapse of time or otherwise, Sublessee, at Sublessee’s sole cost and expense, shall quit and surrender the demised premises to Sublessor in the same good order and condition as Sublessor is delivering them to Sublessee, subject to the provisions of the Underlying Lease.

19. Brokers. Sublessee represents to Sublessor that Cushman & Wakefield of New Jersey Inc., CB Richard Ellis Inc. and WF Realty LLC (collectively, the “Brokers”) are the only brokers with whom Sublessee dealt in relation to this transaction and that Sublessee has had no dealings, either direct or indirect, with any other real estate agent or broker in connection with this transaction. Sublessee agrees to indemnify, defend and hold Sublessor harmless from any loss, liability and expense incurred by Sublessor as a result of any claim made against Sublessor which is based upon a breach of said representation by Sublessee. Sublessee’s indemnification obligation hereunder shall survive the Expiration Date or sooner termination of this Sublease. Sublessor hereby agrees to pay the Brokers a commission pursuant to separate agreements.

20. Excluded Provisions. The following provisions of the Underlying Lease are deemed to be Excluded Provisions: Sections 1.3 (iii) and 1.4, Article 2, Section 5.3, Articles 33, 34 and 35, Exhibit B and Exhibit F; and Paragraph 7 of the Third Amendment to Lease.

21. Successors and Assigns. This Sublease shall be binding upon and, except as prohibited by this Sublease or the Underlying Lease, inure to the benefit of the parties hereto and their respective successors and permitted assigns, if any. Nothing herein, however, shall be construed as permitting an assignment of this Sublease.

22. No Modifications. This Sublease may not be modified except by written agreement signed by Sublessor and Sublessee.

23. Security Deposit. A. Subject to subparagraph (B) below, Sublessee has deposited with Sublessor, the sum of $106,476.00 to be held in a non-interest bearing account by Sublessor as security for the faithful performance and observance by Sublessee of the terms, covenants, conditions, provisions and agreements of this Sublease. It is agreed that in the event Sublessee defaults in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, the payment of fixed rent and additional rent, Sublessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. If Sublessor so applies or retains any part of the security, Sublessee shall, upon demand, promptly deposit with Sublessor the amount so applied or retained so that Sublessor shall have the full deposit on hand at all times during the term of this Sublease. In the event that Sublessee shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this Sublease, the security shall be returned to Sublessee after the Expiration Date and after delivery of the possession of the demised premises to Sublessor. In the event of an assignment by Sublessor of its interest under the Underlying Lease, Sublessor shall have the right to transfer the security and Sublessee agrees to look to the new Sublessor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublessor. Sublessee further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

B. In lieu of the cash security deposit referred to in subsection (A) above, Sublessee may deliver to Sublessor, and shall maintain in effect at all times during the term following delivery thereof, a clean, unconditional and irrevocable letter of credit, in form and substance satisfactory to Sublessor in the amount of $106,476.00, issued by a banking corporation (“Bank”) reasonably satisfactory to Sublessor and having its principal place of business or its duly licensed branch in the City and County of New Jersey at which the letter of credit may be presented for payment. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall provide that it shall be automatically renewed from year to year unless terminated by the Bank by notice to Sublessor given not less than ninety (90) days prior to the then expiration date therefor. It is agreed that in the event Sublessee defaults in respect of any of the terms, covenants, conditions, provisions or agreements of this Sublease, including, but not limited to, the payment of fixed rent and additional rent, or if the letter of credit is terminated pursuant to the preceding sentence and is not replaced within thirty (30) days prior to its expiration date, then (i) Sublessor shall have the right to require the Bank to make payment to Sublessor of so much of the entire proceeds of the letter of credit as shall be reasonably necessary to cure the default, or to make payment of the entire proceeds of the letter of credit if it has not been replaced within said 30-day period, and (ii) Sublessor may apply said sum so paid to it by the Bank to the extent required for the payment of any fixed rent or additional rent or any other sum as to which Sublessee is in default or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default in respect of any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Sublessor, without thereby waiving any other rights or remedies of Sublessor with respect to such default. Sublessor agrees to give Sublessee notice if it applies any portion of the proceeds of the letter of credit, which notice may be given after such application. If Sublessor applies any part of the proceeds of the letter of credit, Sublessee, upon demand, shall promptly deposit with Sublessor, the amount so applied or retained so that the Sublessor shall have the full deposit on hand at all times during the term of this Sublease. If Sublessee shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this Sublease, any letter of credit, or any remaining portion of any sum collected by Sublessor hereunder from the Bank, together with any other portion or sum held by Sublessor as security, shall be returned to Sublessee within sixty (60) days after the Expiration Date and after delivery of the entire possession of the demised premises to Sublessor in the condition required by the Underlying Lease. In the event Sublessee exercises said right of substitution, the letter of credit held by Sublessor prior to said substitution shall be promptly returned to Sublessee. In the event of an assignment by Sublessor of its interest under the Underlying Lease and this Sublease, Sublessor shall have the right to transfer the security to the assignee, and Sublessee agrees to look to the new Sublessor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublessor, provided the new Sublessor shall assume the obligations of the Sublessor hereunder. Sublessee shall have the right to substitute one letter of credit for another, provided that, at all times, the letter of credit shall meet the requirements of this paragraph.

24. Signage. Sublessor agrees to request that Underlying Landlord add Sublessee’s name on the entrance doors and floor lobby, as well as on the Building lobby directory or provide Sublessee with Sublessor’s existing directory lines.

25. Inability to Perform, Delays. If Sublessee shall be delayed in obtaining possession of the demised premises because of delays in obtaining consent or for any other reason beyond the reasonable control of Sublessor, Sublessor shall not be subject to any liability, the effectiveness of this Sublease shall not be affected and the term hereof shall not be extended, but the fixed rent shall be abated (provided Sublessee is not responsible for the delay in obtaining consent or possession and provided the delay is not due to delays in obtaining consent to, work required or permitted to be performed by Sublessee) until possession shall have been made available to Sublessee.

26. Notice of Accidents. Sublessee shall give Sublessor and Underlying Landlord notice of any fire, casualty or accident in or about the demised premises promptly after Sublessee becomes aware of such event.

27. Destruction by Fire or Other Cause. If the demised premises shall be partially or totally damaged or destroyed by fire, casualty or other cause as a consequence of which Sublessor shall, pursuant to the Underlying Lease, receive an abatement of rent with respect to the demised premises, there shall be a corresponding abatement of the fixed rent payable hereunder. This Sublease shall not be terminated as a consequence of any damage to, or destruction of the demised premises, unless, as a result thereof, the Underlying Lease is terminated in accordance with its terms.

28. Bankruptcy. In the event Sublessee becomes the subject of proceedings involving bankruptcy, insolvency or reorganization of Sublessee, or if Sublessee makes an assignment for the benefit of creditors, or petitions for, or enters into an arrangement with creditors, Sublessor shall have the same rights as to Sublessee as are afforded Underlying Landlord under the Underlying Lease under similar circumstances involving Sublessor.

29. No Waiver, etc. No agreement to accept a surrender of this Sublease shall be valid unless in writing and signed by Sublessor. The failure of Sublessor or Sublessee to enforce any terms, covenants, conditions, provisions or agreements of this Sublease shall not prevent the later enforcement thereof or a subsequent act which would have constituted a violation from having all the force and effect of an original violation. The receipt by Sublessor or payment by Sublessee of fixed rent or other rent or charges with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach. The parties hereto, to the fullest extent permitted by law, waive trial by jury in any action or proceeding relating hereto and consent to the jurisdiction of the New York State court system. Sublessee hereby waives any right to interpose any counterclaim in any action brought by Sublessor in connection herewith. The foregoing shall not be deemed a waiver by Sublessee of the right to interpose any counterclaim to the extent that the failure to interpose same would prohibit Sublessee from bringing the claim, which is the basis thereof, in a separate action.

30. Occupancy Tax. If applicable, Sublessee shall pay directly to the City of Parsippany all occupancy and rent taxes which may be payable by Sublessee to the City of Parsippany in respect of the rent reserved by this Sublease and will pay all other taxes, the payment of which shall be imposed directly upon any occupant of the demised premises.

31. Miscellaneous. Paragraph headings are for ease of reference only and are not part of the agreement of the parties. This Sublease shall be governed by New Jersey law without giving affect to its conflict of laws rules. This Sublease may not be changed or terminated, or any provision hereof waived, orally. The rights and remedies of Sublessor hereunder shall survive the expiration of the term or sooner termination hereof. The submission of this Sublease for examination or for signature is not intended to nor shall it create or evidence an offer to, or any other right by, Sublessee with respect to the demised premises or otherwise; it being expressly agreed that this Sublease shall not be effective, and Sublessor shall not be bound hereby, until it is executed and delivered by each party hereto.

32. Furniture. Sublessee shall have the right to use the furniture set forth on Exhibit B attached hereto during the term of this Sublease. Sublessee shall keep and maintain such furniture in good condition and return the furniture to Sublessor on the Expiration Date in the same condition as it existed on the Commencement Date, reasonable wear and tear excepted.

33. Parking. Sublessee shall be entitled to Sublessee’s proportionate share (i.e., 50%) of Sublessor’s reserved and unreserved parking spaces pursuant to Section 1.2 of the Underlying Lease.

34. Right of First Offer. (a) If at any time during the term of this Sublease prior to the last 18 months of the term, Sublessor proposes to sublease any portion of the Premises which is not initially leased to Sublessee hereunder (the “Offered Space”) and such space shall be Available (as hereinafter defined), Sublessor shall deliver notice thereof to Sublessee (an “Offered Space Notice”), which Offered Space Notice shall set forth the fixed rent for such Offered Space, the rentable square footage of the Offered Space, Sublessee’s proportionate share in respect of the rentable square feet comprising such Offered Space, and the date Sublessor anticipates that such Offered Space will become Available for leasing. Provided that all of the conditions precedent set forth in this Paragraph are fully satisfied by Sublessee, Sublessee shall have a one time option (an “Offered Space Option”), exercisable by Sublessee delivering irrevocable notice to Sublessor (an “Acceptance Notice”) within seven (7) days of the giving by Sublessor of such Offered Space Notice, to lease all (but not less than all) of such Offered Space, upon the terms and conditions set forth in this Paragraph, and this Sublease shall thereupon be modified as provided in subsection (e) of this Paragraph.

(b) Time shall be of the essence as to Sublessee’s giving of any Acceptance Notice. If Sublessee fails to timely give any Acceptance Notice, Sublessor shall have no further obligation to Sublessee, and Sublessee shall have no further rights, with respect to the Offered Space in question, and

Sublessor shall be free to lease such Offered Space to any third party or to otherwise dispose of such Offered Space. Notwithstanding anything to the contrary contained herein, the terms and provisions of this Paragraph are subject to the Underlying Landlord’s consent to be given following Sublessee’s Acceptance Notice.

(c) “Available” shall mean that at the time in question (i) no person or entity leases or occupies the Offered Space in question or any portion thereof, whether pursuant to a lease or other agreement, and (ii) no person or entity holds any option or right to lease or occupy such Offered Space or to renew its lease or right of occupancy thereof. So long as a tenant or other occupant leases or occupies Offered Space or any portion thereof and has a right to renew its lease or other agreement, Sublessor shall be free to extend any such tenancy or occupancy, whether or not pursuant to the precise terms of such right and such space shall not be deemed to be Available.

(d) Sublessee shall have no right to exercise any Offered Space Option unless all of the following conditions have been satisfied on the date the applicable Acceptance Notice is delivered to Sublessor and on the applicable Offered Space Commencement Date:

(i) No event of default beyond the expiration of all applicable notice and cure periods shall have occurred and then be continuing hereunder;

(ii) Sublessee shall be in occupancy of the entire Premises; and

(iii) There shall not have occurred any material adverse change in the financial condition of Sublessee from the condition described on the financial statements submitted by Sublessee to Sublessor in connection with this Sublease.

(e) Effective as of the date on which Sublessor delivers vacant possession of the Offered Space in question to Sublessee (an “Offered Space Commencement Date”):

(i) the fixed rent for such Offered Space shall be equal to the greater of (a) the then rental rate per square foot as set forth in Paragraph 2 of this Sublease with respect to the demised premises initially leased by Sublessee hereunder multiplied by the number of rentable square feet contained in such Offered Space and (b) the “Offered Space Fair Market Value”, which shall mean the fair market annual rental value of the Offered Space in question as determined by Sublessor at the commencement of the leasing of such Offered Space for a term commencing on the Offered Space Commencement Date applicable to such Offered Space and ending on the Expiration Date, taking into consideration all relevant factors and with (i) such Offered Space considered as vacant and in the “as is” condition which same shall be in on such Offered Space Commencement Date and (ii) the Base Year being the calendar year in which such Offered Space Commencement Date occurs;

(ii) Sublessee shall make additional payments on account of additional rent with respect to such Offered Space in accordance with Paragraph 4 of this Sublease;

(iii) The Offered Space shall be delivered in its “as is” condition, and Sublessor shall not be obligated to perform any work with respect thereto or make any contribution to Sublessee to prepare the Offered Space for Sublessee’s occupancy. The leasing of any furniture existing in the Offered Space to Sublessee shall be determined pursuant to the terms and provisions of a separate agreement mutually acceptable to Sublessor and Sublessee;

(iv) The security deposit amount shall be increased by an amount equal to (x) the then existing amount of the security deposit required by Paragraph 23 of this Sublease, divided by the number of rentable square feet then contained in the demised premises, multiplied by (y) the number of rentable square feet contained in such Offered Space; and

(v) Such Offered Space shall be added to and be deemed to be a part of the demised premises for all purposes of this Sublease (except as otherwise provided in this Paragraph).

(f) In no event shall Sublessor be subject to any liability and this Sublease shall not be impaired if Sublessor shall be unable to deliver possession of any Offered Space to Sublessee on any particular date or if Underlying Landlord does not provide its consent thereto.

(g) Upon request by Sublessor made on or following any Offered Space Commencement Date, Sublessee will execute, acknowledge and deliver to Sublessor an amendment to this Sublease setting forth such Offered Space Commencement Date and reflecting the incorporation of such Offered Space into the demised premises, and the modifications to this Sublease resulting therefrom, as provided in this Paragraph. The failure of either party to execute and deliver such an amendment shall not affect the rights of the parties under this Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sublease as of the day and year first above written.

HARRISON & STAR, INC.

By:	/s/

Name: Title:

NPS PHARMACEUTICALS, INC.

	By:	/s/

Federal Identification Number		Name: Title:

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